EXHIBIT 10.ii



                          WORK CENTER SERVICE CONTRACT



THIS AGREEMENT, made and entered into this 19th day of June, 1997, by and between the OKLAHOMA DEPARTMENT OF CORRECTIONS, CHIEF OF STAFF AND OPERATIONS, hereinafter called the DEPARTMENT and Southern Corrections Systems, Inc., hereinafter called the CONTRACTOR.



  WHEREAS, the DEPARTMENT desires to purchase the services of CONTRACTOR for those purposes and duties hereinafter enumerated on paragraphs 1 and 2 below, and;



  WHEREAS, the CONTRACTOR is willing to provide such services under the terms and conditions hereinafter set forth.



  NOW THEREFORE, in consideration of these premises and agreements hereinafter set forth, the parties hereby agree as follows:



I. Conditions and Services
   -----------------------



    A.Shall provide services for a program to house an inmate residential center as authorized in 57 O.S., Section 561.



    B.Shall  make  available  three  nutritionally   balanced  meals  daily  per
      correctional client and follow an established master menu.



    C.Shall provide at least one on duty alert staff for every 40 inmates housed for supervision and assistance to correctional clients at all times. One individual should be a roving patrol when all other staff are absent.



    D.Shall provide, at a minimum, 60 square feet of living space for each individual living area. E. Shall provide case management services to the assigned inmates (1 to 50) and to maintain all client information in strict confidence and shall not release such information, be that information pertinent to a presently or previously assigned client, without first receiving clearance from the superintendent/designee of the host facility and/or release from the subject client. EXCEPTION: Host facility staff, showing proper identification, are guaranteed inmate record accessibility at any time.



    F.Shall maintain facility in such condition so as to comply with all applicable local and state fire and health codes, as well as compliance with Life Safety Codes. Copies of each inspection to be provided to the DEPARTMENT.



    G.Shall provide such additional services as the DEPARTMENT may require and which are necessary to maintain the health and safety of the inmate(s) serviced under this contract.



    H.Shall  ensure  a  case   manager/counselor   maintains   individual  files
      documenting each client's crew assignment, programmatic leaves, and any other significant events.



    I.Shall provide transportation in staff driven vehicles for the inmates to and from the work site location(s) or a common drop off/pick up site as agreed upon by the parties. Transportation may be necessary to surrounding areas of the immediate Oklahoma City community.



    J.Shall provide regular and periodic work site inspections and to document such inspections in a permanent log.



    K.At a minimum,  the Contractor  shall comply with the list of  requirements which are hereby incorporated by reference into this contractual agreement. Failure to comply with a minimum of 95 percent of the standards will result in a 90 day probationary period, after which the department will again review the standards. If at the end of the probationary period the facility remains noncompliant, the department shall reduce the bed utilization by 20 percent for the remainder of the contracting period. This evaluation, in conjunction with the quarterly inspections, will be
      utilized  in  consideration   for  future  contract  awards.



2.  Area  of Performance
    --------------------



    The services of the CONTRACTOR shall be performed under the general administration of David C. Miller, Chief of Staff and Operations, Oklahoma Department of Corrections. The CONTRACTOR will be inspected quarterly and audited annually to ensure that the conditions and services are being adequately provided.



3.  Medical Responsibilities
    ------------------------



    A.All medical and/or dental services shall be provided by the DEPARTMENT unless alternate services are approved by the DEPARTMENT or such service is a result of a medical and/or dental emergency.



      1.Medical emergency shall be defined as danger or threat of the loss of life or extremity.



      2.Dental emergency shall be defined as acute problems in mouth exhibiting symptoms of pain, swelling, bleeding, and/or elevation of temperature.



    B.The  CONTRACTOR   shall  notify  the  DEPARTMENT  of  any   medical/dental
      emergency immediately after such emergency or within the first working day after said emergency.



4.  Payment for Services
    --------------------



    A.As  consideration  for such services,  the DEPARTMENT shall pay CONTRACTOR
      $29.70 per man- day excluding dates of arrival and departure.



    B.The DEPARTMENT shall not be liable for and shall not pay CONTRACTOR for expenses incurred by CONTRACTOR, except those herein expressly provided.



5.  Termination of Convenience
    --------------------------



    Either party may terminate this AGREEMENT at any time by giving written notice to the other party of such termination and specifying the effective date thereof, at lease 30 days prior to the effective date of such termination, and such written notice shall be by registered mail to the DEPARTMENT at 3400 Martin Luther King Avenue, Oklahoma City, Oklahoma 73136, or to the CONTRACTOR at 13401 Railway Drive, Oklahoma City, OK, 73 1 12. Notice given pursuant to the provisions of this paragraph shall be deemed sufficient for all purposes.



6.  Duration of Agreement
    ---------------------



    This contractual AGREEMENT shall be in effect to June 30, 1998, the end of the current fiscal year for the state of Oklahoma.



7.  Regulations
    -----------



    This AGREEMENT and all rights and duties arising thereunder, shall be governed, interpreted, and construed under the laws of the state of Oklahoma.



  IN WITNESS THEREOF, the parties have executed this AGREEMENT in triplicate on the day and year first written above.



                                  OKLAHOMA DEPARTMENT OF CORRECTIONS



-----------                       ----------------------------------
DATE                              David C. Miller, Chief of Staff and Operations



  SUBSCRIBED and SWORN to before me this ___ day of _____ June 1997.

            MY COMMISSION EXPIRES:


                                   ------------------------
                                   NOTARY PUBLIC





                                   Southern Corrections System, Inc.


------------                       ---------------------------------
DATE                               (Name and Title)



SUBSCRIBED and SWORN to before me this ____ day of ______, 1997.

            MY COMMISSION EXPIRES:


                                   -------------------------
                                   NOTARY PUBLIC